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                                                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20999, File No. 333-39155 and File No. 333-46647) and Forms S-8 (File No. 333-14243 and File No. 333-28427).


                              ARTHUR ANDERSEN LLP


Philadelphia, PA
March 30, 1998